EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Post-Effective Amendment No. 5 under the Securities Act of 1933 and Amendment No. 3 under the Investment Company Act of 1940 to the registration statement on Form N-6 ("Registration Statement") of our reports dated March 19, 2004 and March 9, 2004, relating to the financial statements of PHLVIC Variable Universal Life Account (The Phoenix Edge(R)-SVUL) and the financial statements of PHL Variable Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Hartford, Connecticut
April 26, 2004